[LETTERHEAD OF SWIDLER & BERLIN, CHARTERED]


                           March __, 1997



CRIIMI MAE, Inc.
The CRI Building
11200 Rockville Pike
Rockville, MD  20852

RE:Sale of Shares Pursuant to Shelf Registration Statement
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Gentlemen:

     We have examined a copy of the Registration Statement on Form S-3 (the "Registration Statement") of CRIIMI MAE Inc., a Maryland corporation (the "Company"), for the registration under the Securities Act of 1933 of the sale of an indeterminate number of shares of the Company's Common Stock, par value $.01 per share (the "Securities") pursuant to a shelf registration. We have also examined the Company's Articles of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinions set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. The opinions set forth in this letter also are premised on certain written representations of the Company and CRI Liquidating REIT, Inc. contained in a letter to us of even date herewith.

     Our opinions are based on existing law which is subject to change either prospectively or retroactively. Relevant laws could change in a manner that could adversely affect the Company or the holders of its securities. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein.

     The Company is a Maryland corporation that is intended to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used in this opinion letter and not otherwise defined are as defined in the Registration Statement. In rendering our opinion, we have considered the applicable provisions of the Code, Treasury regulations promulgated thereunder, relevant judicial authorities, rulings of the United States Internal Revenue Service, and such other authorities as we deemed relevant. Such Code, Regulations, judicial decisions, rulings and other authorities are subject to change at any time and
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with retroactive effect.  A change in any of the authorities upon which our opinion is based could affect our conclusions. Moreover, relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform you of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein.

     Based upon and subject to the foregoing, it is our opinion that (1) the Company and CRI Liquidating REIT were each organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of the taxable years that they have been in existence, and the Company's and CRI Liquidating REIT's current organization and method of operation will enable them to continue to meet the requirements for qualification as a REIT for each of their subsequent taxable years; and (2) the discussion in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "RISK FACTORS - CERTAIN TAX CONSIDERATIONS" is correct in all material respects and fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock of the Company.

     The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us as counsel, and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree with our opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

     For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues in the sections of the Registration Statement under the headings "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS - CERTAIN TAX CONSIDERATIONS."

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     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement in connection with this opinion.

                                    Very truly yours,


                                    [SWIDLER & BERLIN, CHARTERED]